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                                                                    EXHIBIT 99.1

                         United Financial Holdings, Inc.

                        Special Meeting of Shareholders,
                              __________ ___, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder(s) of United Financial Holdings, Inc. ("United Financial"), a Florida corporation, hereby acknowledges receipt of the proxy statement/prospectus dated ____________ ___, 2003 and hereby appoints Neil
W. Savage and John B. Norrie, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent and vote as designated below all of the United Financial shares of capital stock that the undersigned held of record on December 31, 2002, at the Special Meeting of Shareholders of United Financial, to be held at the United Bank Building, 333 Third Avenue North, Second Floor, St. Petersburg, Florida 33701, on __________, __________ ___, 2003, at 4:00 p.m.
local time, or any adjournment or postponement thereof, on the following matters:

         I. APPROVAL OF MERGER OF UNITED FINANCIAL WITH AND INTO SYNOVUS FINANCIAL CORP.

         Proposal to approve the merger of United Financial with and into Synovus Financial Corp., as described in the accompanying proxy statement/prospectus dated __________ ___, 2003.

      ___ FOR                  ___ AGAINST                 ___ ABSTAIN

         II. In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof (the Board of Directors is not aware of any matter other than Proposal I which is to be presented for action at the Special Meeting).

         PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted FOR the approval of the merger of United Financial with and into Synovus Financial Corp. This Proxy should be marked, dated, and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.


                           Dated: __________ ___, 2003


                           ---------------------------
                           Name of Shareholder
                           (please print)


                           ---------------------------
                           Signature


                           ---------------------------
                           Type and Number of Shares of
                           United Financial Capital Stock